USA Truck Announces Third Quarter Expectations

VAN BUREN, ARKANSAS    August 22, 2011

USA Truck, Inc. (NASDAQ: USAK) today announced preliminary expectations for the third quarter of 2011.

Cliff Beckham, President and CEO, made the following statement:  “We expect to report a net loss for the third quarter of 2011.  It is too early in the quarter to predict a range of expected net loss.  This compares with net income of $0.6 million, or $0.06 per share, for the third quarter of 2010.  We believe the main factor is a temporary but significant decrease in the efficiency of our truckload operations associated with our efforts in implementing our new enterprise management software.  We are actively addressing this issue and expect the negative impact to be short-term.

“On July 7, 2011, after several months of planning and testing, we implemented live usage of the new operating system across our Trucking operations.  We had previously implemented the software for our Strategic Capacity Solutions and Intermodal operations.  During the month of July and continuing into the first part of August, we have experienced unanticipated difficulties with load visibility, load planning, and load dispatching associated with the transition.  These issues became apparent upon live cutover because of the huge transactional volume in comparison with the volumes experienced during testing.  We had planned for a modest reduction of efficiency during July associated with initial live usage and refinement of the new system.  The magnitude and duration of the reduction in efficiency have been greater than we anticipated.

“We also believe the drop in efficiency is related in part to a deterioration in general truckload market conditions.  Our average loaded rate per mile and the percentage of loads moved in our Spider Web network remain within our range of expectations.  But our velocity, miles per tractor per week, and empty mile factor have been impacted.  Revenue miles were approximately 15% below those experienced in July 2010 but they are trending somewhat better during the first half of August.

“Our entire executive and operations teams are dedicated to correcting these problems, and we are gaining some improvement in August.  We are also receiving strong support from our software provider.  We continue to believe we selected the right system for the long term, and upon resolution of our internal issues, we fully anticipate that the new operating system will enhance our operation efficiencies.”

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “future,” and terms or phrases of similar substance.  In particular, the statements relating to expected net loss per share are forward-looking statements.  Such items have not been subjected to all of the review procedures associated with the release of actual financial results and are premised on certain assumptions.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

USA Truck is a dry van truckload carrier transporting general commodities via our General Freight and Dedicated Freight service offerings.  We transport commodities throughout the continental United States and into and out of portions of Canada.  We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas.  Our Strategic Capacity Solutions and Intermodal operating segments provide customized transportation solutions using our technology and multiple modes of transportation including our assets and the assets of our partner carriers.

This press release and related information will be available to interested parties at our web site, http://www.usa-truck.com under the “News Releases” tab of the “Investors” menu.
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Contact: CLIFF BECKHAM, President and Chief Executive Officer – (479) 471-2600 or DARRON MING, Executive Vice President and Chief Financial Officer – (479) 471-2672